Capital World Growth and Income Fund

November 30, 2015

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 48K1 and K2

Step	Asset Value (000's omitted)
K1) Maximum Asset value	$115,000,000,000
K2) Maximum Fee Rate	0.35%

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$1,256,037
Class B	$8,171
Class C	$60,980
Class F1	$88,206
Class F2	$106,158
Total	$1,519,552
Class 529-A	$65,889
Class 529-B	$778
Class 529-C	$10,264
Class 529-E	$2,441
Class 529-F1	$2,724
Class R-1	$4,256
Class R-2	$17,968
Class R-2E	$12
Class R-3	$48,083
Class R-4	$47,836
Class R-5	$37,236
Class R-5E	$0
Class R-6	$176,764
Total	$414,251

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$1.0500
Class B	$0.6612
Class C	$0.6723
Class F1	$1.0349
Class F2	$1.1583
Class 529-A	$1.0121
Class 529-B	$0.6087
Class 529-C	$0.6484
Class 529-E	$0.9006
Class 529-F1	$1.1157
Class R-1	$0.6903
Class R-2	$0.7126
Class R-2E	$0.9153
Class R-3	$0.9030
Class R-4	$1.0419
Class R-5	$1.1818
Class R-5E	$0.0000
Class R-6	$1.2033

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	1,188,406
Class B	8,034
Class C	83,784
Class F1	83,769
Class F2	93,628
Total	1,457,621
Class 529-A	64,953
Class 529-B	902
Class 529-C	15,576
Class 529-E	2,701
Class 529-F1	2,499
Class R-1	5,716
Class R-2	23,681
Class R-2E	25
Class R-3	49,849
Class R-4	44,267
Class R-5	30,716
Class R-5E	-*
Class R-6	162,899
Total	403,784

* Amount less than one thousand.

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$45.34
Class B	$45.13
Class C	$44.85
Class F1	$45.25
Class F2	$45.33
Class 529-A	$45.21
Class 529-B	$45.11
Class 529-C	$44.98
Class 529-E	$45.14
Class 529-F1	$45.25
Class R-1	$44.91
Class R-2	$44.81
Class R-2E	$45.25
Class R-3	$45.05
Class R-4	$45.24
Class R-5	$45.37
Class R-5E	$45.34
Class R-6	$45.37